Exhibit 4.3

BRIGHTSOURCE ENERGY, INC.

AMENDMENT TO THE

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amendment to the Amended and Restated Investor Rights Agreement (“Amendment”) is made as of March 11, 2011, between BrightSource Energy, Inc., a Delaware corporation (the “Company”), and the Investors set forth on the signature pages hereto (the “Majority Investors”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in that certain Amended and Restated Investors’ Rights Agreement, dated December 28, 2010, by and among the Company and certain Investors listed on Exhibit A attached thereto (the “Rights Agreement”).

WHEREAS, the Majority Investors represent holders of at least a majority of the Registrable Securities currently outstanding.

WHEREAS, in connection with additional Closings under that certain Series E Preferred Stock Purchase Agreement, dated December 28, 2010, by and among the Company and certain Purchasers listed on Exhibit A attached thereto, as amended (the “Purchase Agreement”), the Majority Investors desire to amend the Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, on behalf of themselves and on behalf of all of the Investors (as such term is defined in the Rights Agreement), as follows:

1. The Company and the Majority Investors hereby approve of the amending Section 1.4 to add new subsections (d) and (e) that reads in their entirety as follows:

“(d) Upon the Company becoming a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”), at the time any request for registration pursuant to Section 1.2 or 1.4 is submitted to the Company, the Company shall file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3 or any comparable or successor form which covers those Registrable Securities which are requested to be registered, all in accordance with the provisions of Section 1.2 or 1.4. If the Company does not pay the filing fee covering Registrable Securities at the time such automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If at any time when the Company is required to re-evaluate its WKSI status, the Company determines that it is not a WKSI, the Company shall use its commercially reasonable efforts to refile the shelf registration statement on Form S-3 or any comparable or successor form and, if such form is not available, Form S-1 or any comparable or successor form, and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

(e) If the Company is a WKSI at the time it files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the

Company agrees that it shall use its commercially reasonable efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time upon exercise of their rights pursuant to Section 1.2 through the filing of a prospectus supplement rather than a post-effective amendment.”

2. The Company and the Majority Investors hereby approve of the amending and restating Section 1.10(a) to read in its entirety as follows:

“(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder the partners, members, officers, directors, legal counsel and accountants of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any Issuer Free Writing Prospectus (as defined in Rule 433 of the Securities Act) used by the Company, the underwriter or any Holder, or otherwise conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, partner, member, officer, director, agent, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, partner, member, officer, director, agent, underwriter or controlling person.”

3. The Company and the Majority Investors hereby approve of the amending Section 1.14 to add a new subsection (f) that reads in its entirety as follows:

“(f) Ordinary Course Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit any Investor or any of such Investor’s affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business. Notwithstanding anything to the contrary set forth in this Agreement, the restrictions contained in this Agreement shall not apply to Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock acquired by any Investor or any of such Investor’s affiliates following the effective date of the first registration statement of the Company covering Common Stock (or other securities) to be sold on behalf of the Company in an underwritten public offering.”

4. The Company and the Majority Investors hereby approve of the amending the Rights Agreement to add a new Section 1.16 that reads in its entirety as follows:

“1.16 Deemed Underwriters. To the extent that, in connection with a registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, any selling Holder is deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies, the Company agrees that such Holder shall be entitled to (i) require that such offering be registered on an appropriate registration form, (ii) participate in the preparation of such registration statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included, (iii) conduct underwriter’s due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including without limitation receipt of customary opinions and comfort letters, and (iv) indemnification and contribution pursuant to the provisions contained in Section 1.10 hereof for such Holder’s benefit in its role as deemed underwriter in addition to its capacity as a Holder.”

5. The Company and the Majority Investors hereby approve of the amending the Rights Agreement to add a new Section 2.12 that reads in its entirety as follows:

“2.12 Corporate Opportunity. To the fullest extent permitted by applicable law (i) no Investor and no stockholder, member, manager, partner or affiliate of any Investor or any of their respective officers, directors, employees or agents (any of the foregoing, an “Investor Group Member”) shall, solely by virtue of this Agreement, have any duty to communicate or present an investment or business opportunity or prospective economic advantage to the Company or any of its subsidiaries in which the Company or any of its subsidiaries may, but for the provisions of this Section 2.14, have an interest or expectancy (“Corporate Opportunity”), even if such Corporate Opportunity is one that the Company or any of its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and (ii) no Investor nor any Investor Group Member (even if also an officer or director of the Company) will, solely by virtue of this Agreement, be deemed to have breached any fiduciary or other duty or obligation to the Company, or be liable to the Company, by reason of the fact that any such person pursues or acquires a Corporate Opportunity for itself or its affiliates or directs, sells, assigns or transfers such Corporate Opportunity to another person or does not communicate information regarding such Corporate Opportunity to the Company. The Company, on behalf of itself and its subsidiaries, renounces any interest in a Corporate Opportunity and any expectancy that a Corporate Opportunity will be offered to the Company; provided however, that the

Company does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to an officer or director of the Company whether or not such individual is also a director or officer of an Investor, if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer or director of the Company or any of its subsidiaries and each Investor recognizes that the Company reserves such rights.”

6. The Company and the Majority Investors hereby approve of the amending the Rights Agreement to add a new Section 2.13 that reads in its entirety as follows:

“2.13 Restriction on Non-Competition Agreements. The Company shall not enter into or otherwise become a party to, and shall use its commercially reasonable efforts to prevent any officer or director of the Company from entering into or otherwise becoming a party to, any agreement that restricts the ability or authority of any of the Purchasers or their affiliates to compete with the line of businesses in which the Company and its subsidiaries are engaged.”

7. The Company and the Majority Investors hereby approve of the amending and restating Section 3.2 to read in its entirety as follows:

“3.2 Entire Agreement. Unless otherwise specifically provided in writing, this Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.”

8. The Company represents and warrants that the Majority Investors represent the requisite holders to amend the Rights Agreement pursuant to Section 3.4 of the Rights Agreement.

9. The Rights Agreement as modified herein shall remain in full force and effect as so modified.

10. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[signature pages follow]

The parties have executed this Amendment to the Amended and Restated Investor Rights Agreement as of the date first above written.

COMPANY:

BRIGHTSOURCE ENERGY, INC.

By:	/s/ John Woolard
John Woolard
President and Chief Executive Officer

Address:	1999 Harrison Street
Suite 2150
Oakland, CA 94612
United States of America

The parties have executed this Amendment to the Amended and Restated Investor Rights Agreement as of the date first above written.

INVESTOR:

VantagePoint CleanTech Partners II, L.P.

By:	VantagePoint CleanTech Associates II, L.P.
By:	VantagePoint CleanTech II Management, Ltd.
Its General Partner

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title:	Chief Executive Officer

VPVP CleanTech Holdings 2006, L.L.C.

By:	VantagePoint Venture Partners 2006 (Q), L.P.,
Its Sole Member
By:	VantagePoint Venture Associates 2006, L.L.C.,
Its Managing Member

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title:	Managing Member

VantagePoint CleanTech Partners, L.P.

By:	VantagePoint CleanTech Associates, L.L.C.,
Its General Partner

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title:	Managing Member

VPVP CleanTech Holdings 2004, L.L.C.

By:	Series VPVP IV(Q)
By:	Series VPVP IV

By:	VantagePoint Venture Associates IV, L.L.C., Series Manager

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title:	Managing Member

VantagePoint Venture Partners IV Principals Fund, L.P.

By:	VantagePoint Venture Associates IV, L.L.C., Its General Partner

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title:	Managing Member

The parties have executed this Amendment to the Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ALSTOM POWER INC.

By:	/s/ Timothy F. Curran

Name:	Timothy F. Curran
(print)
Title:	President

The parties have executed this Amendment to the Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

DRAPER FISHER JURVETSON GROWTH FUND 2006, L.P.

By:	Draper Fisher Jurvetson Growth Fund 2006 Partners, L.P.
Its:	General Partner
By:	DFJ Growth Fund 2006, Ltd.
Its:	General Partner

By:	/s/ Mark W. Bailey
Name:	Mark W. Bailey
Title:	Director

DRAPER FISHER JURVETSON PARTNERS GROWTH FUND 2006, LLC

By:	/s/ Mark W. Bailey
Name:	Mark W. Bailey
Title:	Authorized Member

DRAPER FISHER JURVETSON FUND VIII, L.P.

By:	/s/ John Fisher
Name:	John Fisher
Title:	Managing Director

DRAPER FISHER JURVETSON FUND VIII, LLC

By:	/s/ John Fisher
Name:	John Fisher
Title:	Managing Director

DRAPER ASSOCIATES, L.P.

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	General Partner